EXHIBIT 10.12

SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”) is made and entered into effective the 23rd  day of March 2011, by and among TELEPORTALL, LLC, a Utah limited liability company (“Teleportall”), HARMER HOLDINGS, LLC, a Utah limited liability company (“Holdings”), GLOBAL INDUSTRIAL SERVICES LIMITED, a British Virgin Islands liability company (“Global”),  Lorance Harmer, an individual (“Harmer”), and ZAGG INCORPORATED, a Nevada corporation (“ZAGG” or the “Company”).

In this Agreement, Teleportall, Holdings, Global and Harmer are collectively referred to as the “Harmer Group.” Any reference to the Harmer Group means the entire group or, where the context dictates, one or more of the members of that group.  All of the parties hereto are collectively referred to as “Parties,” or individually as a “Party.”

RECITALS

A.           In May 2008 Harmer became a member of the Board of Directors of ZAGG and on May 12, 2008 ZAGG granted Harmer options to purchase 1,000,000 shares of ZAGG common stock at a strike price of $0.60 per share under the terms of an Incentive Stock Option Agreement (the “Option Agreement”).  As of the date hereof, 333,334 option shares are unexercised.

B.           In June 2008, Harmer introduced the Company to a potential consumer electronics product, which became known as the “ZAGGbox.”  After investigating the market opportunity for the ZAGGbox, in June 2009 the Company determined to license certain rights for the development and sale of the ZAGGbox in North America.  On June 17, 2009, the Company issued its initial purchase order for 15,000 ZAGGbox units.  By July 1, 2009 the Company had advanced to Global (as directed by Teleportall) a total of $1,152,500 representing a $200,000 NRE fee and $952,500 in payment of 30% of the total purchase price for the 15,000 units ordered by the Company.

C.            Between July 2009 and April 2010, ZAGG advanced Global (as directed by Teleportall) an additional $747,410.

D.            On May 20, 2010, the Company entered into a Distribution and License Agreement with Teleportall (the “Distribution Agreement”) under which Teleportall agreed to manufacture and deliver ZAGGboxes to the Company and the Company was appointed the exclusive distributor for the ZAGGbox product in North America.  Also on May 20, 2010, Holdings executed a Repurchase Agreement in favor of ZAGG (the “Holdings Guaranty”) under which Holdings agreed to repurchase ZAGG’s inventory if ZAGG was unable, after reasonable efforts, to sell its inventory of ZAGGbox units.

E.           In November 2010, the Company paid Global (as directed by Teleportall) an additional $2,000,000.

F.           Harmer resigned as a director of ZAGG on March 10, 2011.

G.           The Harmer Group has not delivered ZAGGbox units to the Company which the Company can market and sell to consumer electronics distributors or retailers.

H.            The Parties desire to terminate the Distribution Agreement and Holdings Guaranty in consideration of the Harmer Group making certain payments to ZAGG, as more fully set forth below

NOW THEREFORE, for and in consideration of the terms and conditions of this Agreement, and the mutual benefits to be derived herefrom, the Parties agree as follows:

1. Termination of Distribution Agreement and Holdings Guaranty.  Effective the date hereof, the Distribution Agreement and the Holdings Guaranty are terminated.

2. Payment of $4,125,902 by the Harmer Group to ZAGG.  Effective the date hereof, the Harmer Group will deliver to ZAGG a promissory note (the “Note”) for $4,125,902, a copy of which is attached hereto as Exhibit A.  The Note shall be secured with the following: (i) deeds of trust having a first priority lien against Harmer’s Wolf Creek lot (the “Wolf Creek Property”) and Harmer’s leasehold interest in real property located in Weatherford, Texas, and the fee interest in the improvements located thereon (the “Weatherford Property”), copies of which are attached hereto as Exhibit B, (ii) a collateral assignment granting a first priority security interest in Harmer’s interests in Holdings, which holds membership interests in the various limited liability companies, partnerships or other entities which own rights in the LaQuinta, Mesquite, Oquirrh Mountain Ranch, Hidden Valley I, Draper and Pineview Village properties and Celio Shares and Warrants (all as defined herein), a copy of which is attached hereto as Exhibit C, and (iii) a collateral assignment having a first priority security interest in Harmer’s interests in the Merrill Lynch accounts which hold the Silver Lake III investment, a copy of which is attached hereto as Exhibit D.   If Harmer exercises any options under the Option Agreement he will grant ZAGG a first priority security interest in 45,000 shares obtained by such exercise (the “Collateral Shares”) under the terms of a securities pledge agreement in the form attached hereto as Exhibit E (the “ZAGG Shares Pledge Agreement”).

3. Teleportall Commission Agreement.  Effective the date hereof, Teleportall and ZAGG will enter into a non-exclusive Commission Agreement under which Teleportall may make introductions of ZAGG products (excluding the ZAGGmate and any derivates thereof unless otherwise approved and authorized by ZAGG in its sole discretion) in all countries where ZAGG does not currently have exclusive dealing agreements in respect of the marketing, distribution or sale of its products, in the form attached hereto as Exhibit F.

4. License Agreement for ZAGGbox.  Effective the date hereof, Teleportall and ZAGG will enter into a License Agreement which will allow Teleportall to use certain ZAGG names and marks to sell and distribute the ZAGGbox product, in the form attached hereto as Exhibit G.

5. Harmer 10b-5 Plan.  Subject to the expiration of any black-out period arising under any Company policy or Harmer’s knowledge of material non-public information, ZAGG hereby approves Harmer’s 10b-5 plan, a copy of which is attached hereto as Exhibit H.

6. Option Agreement.  ZAGG hereby agrees that 250,229 of Harmer’s director’s stock options (the “Options”) granted under the Option Agreement shall vest effective as of the date hereof; provided, that (i) Harmer may not sell, pledge (except to ZAGG), encumber or transfer the Collateral Shares, and may not sell an additional 80,114 shares until that date which is two (2) months after the date the Note is paid in full and (ii) upon issuance, the Collateral Shares shall be subject to the ZAGG Shares Pledge Agreement.

7. Release by the Harmer Group of ZAGG.  The Harmer Group, on behalf of themselves and their predecessors, successors and assigns, and all persons acting by, through, under or in concert with them, or any of them, do hereby irrevocably and unconditionally release and forever discharge ZAGG and any of its predecessors, successors, assigns, officers, directors, shareholders, members, employees, insurers, agents, representatives, and attorneys, or any of them, from any and all actions, causes of action, suits, claims, rights, judgments, damages, losses, costs and expenses (including attorneys’ fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent which they now have, own or hold, or at any time heretofore had, owned or held, arising out of conduct or matters occurring on or prior to the date hereof.  Without limiting the application of the forgoing, the Harmer Group understands and agrees that this release applies to extinguish all claims that it could have been asserted against ZAGG and any of its predecessors, successors, assigns, officers, directors, shareholders, members, employees, insurers, agents, representatives, and attorneys, or any of them. All of the property, rights and interests pledged by the Harmer Group described above as collateral security for the payment of the Note is herein referred to as the “Collateral.”

8. Release by the Company of the Harmer Group.  The Company and its predecessors, successors and assigns, and all persons acting by, through, under or in concert with it, does hereby irrevocably and unconditionally release and forever discharge the Harmer Group, and any of their predecessors, successors, assigns, members, employees, insurers, agents, representatives, and attorneys, or any of them, from any and all actions, causes of action, suits, claims, rights, judgments, damages, losses, costs and expenses (including attorneys’ fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent which they now have, own or hold, or at any time heretofore had, owned or held, arising out of conduct or matters occurring on or prior to the date hereof; provided, however, that ZAGG does not release the Harmer Group from any rights, duties or other obligations under that Sections 2 through 6 above.  Without limiting the application of the forgoing, the Company understands and agrees that this release applies to extinguish all claims that could have been asserted against the Harmer Group and any of their predecessors, successors, assigns, officers, directors, shareholders, members, employees, insurers, agents, representatives, and attorneys, or any of them.

9. No Release from this Agreements.  This Agreement does not release any Party to this Agreement from any liability for any future breach of this Agreement or any obligations under any of the other agreements entered into concurrently herewith.

10. Representations, Warranties and Covenants of the Harmer Group.  The Harmer Group, on behalf of the themselves, hereby represents and warrants to ZAGG as follows:

(a)            Each of the Harmer Group has all necessary power and authority and has taken all action necessary to enter into this Agreement and the other agreements contemplate hereby to which it is a Party, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder.

(b)           This Agreement and the other agreements contemplate hereby to which it is a Party have been duly and validly executed and delivered by the Harmer Group and constitute a legal, valid and binding obligation of the Harmer Group enforceable against the Harmer Group in accordance with their terms.

(c)           The execution and delivery of this Agreement and the other agreements contemplated hereby do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or violate the provisions of any contract, agreement, order or restriction to which the Harmer Group is a party, or to which the Harmer Group is bound.

(d)           In respect of the Wolf Creek Property, Harmer has paid and satisfied the obligation secured by that certain deed of trust shown as Item 13 on Section 2, Schedule B of that certain title report issued by First American Title Insurance Company dated March 10, 2011 (Order No. 041-5374522) (the “Wolf Creek Title Report”), a copy of which is in Harmer’s possession.

(e)           In respect of the Weatherford Property, Harmer has paid and satisfied the obligation secured by that certain deed of trust shown as Item 11 on Schedule C of that certain title report issued by First American Title Insurance Company dated March 15, 2011 (Commitment No. 11R053909) (the “Weatherford Title Report”), a copy of which is in Harmer’s possession.

(f)           In respect of the Unrecorded Lot License Agreement between the Board of Trustees of the Municipal Utility System of the City of Weatherford, Texas, as licensor, and Harmer, as licensee, dated November 27, 2007, as amended by that certain Lot License Agreement Modification dated November 27, 2007 for Lots 314 and 315 (“Lot License 1”), which comprise a portion of the Weatherford Property:

(i)           Lot License 1 is in full force and effect.  Except as set forth herein, there are no amendments or modifications of any kind to the Lot License 1.  There are no other promises, agreements, understandings, or commitments between the licensor and Harmer relating to Lots 314 and 315.  Neither licensor nor Harmer has given the other party any notice of termination of Lot License 1.

(ii)           No uncured default, event of default, or breach by Harmer exists under Lot License 1 and no facts or circumstances exist that, with the passage of time, will or could constitute a default, event of default, or breach under Lot License 1 by Harmer.  To the best of Harmer’s knowledge, no uncured default, event of default, or breach by licensor exists under Lot License 1, no facts or circumstances exist that, with the passage of time, will or could constitute a default, event of default, or breach by licensor under Lot License 1.  Harmer has made no claim against licensor alleging licensor's default under Lot License 1.  Likewise, licensor has made no claim against Harmer alleging Harmer’s default under Lot License 1.

(iii)           Harmer is in full and complete possession of Lots 314 and 315. The improvements located on Lots 314 and 315 are in good order, condition and repair and in a clean and sanitary condition.

(iv)           Harmer is current with respect to, and is paying as and when due, all amounts due and owing under Lot License 1.

(g)           In respect of the Unrecorded Lot License Agreement between the Board of Trustees of the Municipal Utility System of the City of Weatherford, Texas, as licensor, and Harmer, as licensee, dated November 27, 2007, as amended by that certain Lot License Agreement Modification dated November 27, 2007, for Lot 316 (“Lot License 2”), which comprises a portion of the Weatherford Property:

(i)           Lot License 2 is in full force and effect.  Except as set forth herein, there are no amendments or modifications of any kind to Lot License 2.  There are no other promises, agreements, understandings, or commitments between the licensor and Harmer relating to Lot 316.  Neither licensor nor Harmer has given the other party any notice of termination of Lot License 2.

(ii)           No uncured default, event of default, or breach by Harmer exists under Lot License 2 and no facts or circumstances exist that, with the passage of time, will or could constitute a default, event of default, or breach under Lot License 2 by Harmer.  To the best of Harmer’s knowledge, no uncured default, event of default, or breach by licensor exists under Lot License 2, no facts or circumstances exist that, with the passage of time, will or could constitute a default, event of default, or breach by licensor under Lot License 2. Harmer has made no claim against licensor alleging licensor's default under Lot License 2.  Likewise, licensor has made no claim against Harmer alleging Harmer’s default under Lot License 2.

(iii)           Harmer is in full and complete possession of Lot 316. The improvements located on Lot 316 are in good order, condition and repair and in a clean and sanitary condition.

(iv)           Harmer is current with respect to, and is paying as and when due, all amounts due and owing under Lot License 2.

(v)           The Wolf Creek Property and Weatherford Property are legally described in Exhibits I and J, attached hereto and incorporated herein.

(h)           Holdings is the successor in interest to Harmer under that certain Joint Venture Agreement dated as of January 27, 2006 (the “Mesquite Joint Venture Agreement”) between Harmer and SR Funding, LLC, a Utah limited liability company (“SR Funding”).  SR Funding holds a 28.571% membership interest in DCPSR LLC, a Utah limited liability company (“DCPSR”).  DCPSR is the owner of the real property and improvements located in Clark County, Nevada, as more particularly described in Exhibit K, attached hereto and incorporated herein (the “Mesquite Property”).  SR Funding has assigned to Holdings any and all rights to any profits under the Mesquite Joint Venture Agreement.  Accordingly, Holdings is entitled to 100% of all profits or other distributions received by SR Funding in connection with the Mesquite Property.  DCPSR holds the Mesquite Property in fee simple, free and clear of any and all liens and encumbrances.

(i)           Holdings is the successor in interest to Harmer under that certain Joint Venture Agreement dated as of May 25, 2006 (the “La Quinta Joint Venture Agreement”) between Harmer and SR Funding.  SR Funding is a co-lender, together with Daniels Capital Partners I LLC, a Utah limited liability company (“DCP”), on a loan evidenced by (a) a Secured Promissory Note dated May 25, 2006 in the principal amount of $4,976,615.76 (the “La Quinta Note”) made by North-Gilger Land Investments, L.L.C. (“North-Gilger”), as borrower, and (b) a Loan Agreement with North-Gilger of the same date (the “La Quinta Loan Agreement”).  The La Quinta Note is secured by a first position trust deed dated as of May 25, 2006 and recorded in the land records of Riverside County, California as Entry No. ________________ (the “La Quinta Trust Deed”).  The La Quinta Trust Deed grants SR Funding and DCP a security interest in the real property and improvements located in Riverside County, California, as more particularly described in Exhibit L, attached hereto and incorporated herein (the “La Quinta Property”).  Except for the La Quinta Trust Deed, North-Gilger holds the La Quinta Property in fee simple, free and clear of any and all liens and encumbrances.  SR Funding is entitled to receive proceeds of the La Quinta Note pursuant to the terms set forth in that certain Participant Lender Agreement dated as of July 2, 2010 by and between SR Funding and DCP (the “La Quinta Participant Lender Agreement”).  SR Funding has assigned to Holdings any and all rights to any profits under the La Quinta Joint Venture Agreement.  Accordingly, Holdings is entitled to 100% of all profits or other distributions received by SR Funding in connection with the La Quinta Participant Lender Agreement.

(j)           Holdings owns a 13.1062% membership interest in Draper 9, LLC, a Utah limited liability company (“Draper 9”).  Draper 9 holds a 51% membership interest in Edelweiss Investors, LLC, a Utah limited liability company (“Edelweiss”).  Edelweiss is the owner of the real property and improvements located in Salt Lake County, Utah, as more particularly described in Exhibit M, attached hereto and incorporated herein (the “Draper Property”).  Edelweiss holds the Draper Property in fee simple, free and clear of any and all liens and encumbrances.

(k)           Holdings owns a 17.8571% membership interest in Hidden Valley SC, LLC, a Utah limited liability company (“Hidden Valley”).  Hidden Valley holds, in fee simple, free of any and all liens and encumbrances, the real property and improvements located in Utah County, State of Utah, as more particularly described in Exhibit N, attached hereto and incorporated herein (the “Hidden Valley Property”).

(l)           Holdings owns a 14.611% membership interest in Oquirrh Mountain West, LLC, a Utah limited liability company (“Oquirrh Mountain”).  Oquirrh Mountain holds, in fee simple, free of any and all liens and encumbrances, the real property and improvements located in Utah County, State of Utah, as more particularly described in Exhibit O, attached hereto and incorporated herein (the “Oquirrh Mountain Property”).

(m)           Holdings owns a 10% membership interest in Pineview Waterside, LLC (“Pineview”).  Pineview holds, in fee simple, free of any and al liens and encumbrances, the real property and improvements located in Salt Lake County, State of Utah, as more particularly described in Exhibit P, attached hereto and incorporated herein (the “Pineview Property”).

(n)           Harmer owns 50% of the membership interests of Holdings.  Holdings owns 2,237,480 shares of Series B stock (the “Celio Shares”) and warrants for the purchase of an additional 13,127,715 shares of Series B stock (the “Celio Warrants”) in Celio Technology Corporation, a Delaware corporation (“Celio”).  The Celio Shares and Celio Warrants are held by Holdings free and clear of any and all claims, liens, rights, licenses, security interests, mortgages, charges, encumbrances or restrictions.

(o)           The Larry and Elizabeth Harmer Trust (the “Harmer Trust”) holds _______ shares of beneficial interest (the “Silver Lake Shares”) in ML-Silver Lake III Trust, a Delaware statutory trust with Merrill Lynch Alternative Investments LLC as Managing Trustee (the “Silver Lake Trust”).  The Silver Lake Trust holds a partnership interest in Silver Lake Partners III, L.P.  The Silver Lake Shares are owned by the Harmer Trust free and clear of any and all claims, liens, rights, licenses, security interests, mortgages, charges, encumbrances or restrictions.

(p)           There are no claims, liens, rights, licenses, security interests, mortgages, charges, encumbrances or restrictions against the Harmer Group’s right, title or interest in or to the Collateral described at Section 2(ii) – (iv) above, except those created or to be created under the security documents described in Section 2 above.

(q)            There is no action, suit, investigation, or proceeding pending or, to the knowledge of the Harmer Group, threatened, involving the Distribution Agreement, the ZAGGbox product or the Option Agreement.

(r)           Except as expressly provided herein and the other documents executed by the Parties in connection herewith, no person has made any statement or representation to the Harmer Group regarding any fact relied upon by the Harmer Group in entering into this Agreement and the Harmer Group specifically does not rely upon any such statement or representation of any other person in executing this Agreement.

11. Representations, Warranties and Covenants of the Company.  The Company hereby represents and warrants to the Harmer Group as follows:

(a)            The Company has all necessary power and authority and has taken all action necessary to enter into this Agreement and the other agreements contemplate hereby to which it is a Party, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder.

(b)           This Agreement and the other agreements contemplate hereby to which it is a Party have been duly and validly executed and delivered by the Company and constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with their terms.

(c)           The execution and delivery of this Agreement and the other agreements contemplated hereby do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or violate the provisions of any contract, agreement, order or restriction to which the Company is a party, or to which the Company is bound.

(d)            There is no action, suit, investigation, or proceeding pending or, to the knowledge of the Company, threatened, involving the Distribution Agreement, ZAGGbox or the Option Agreement.

(e)           Except as expressly provided herein and the other documents executed by the Parties in connection herewith, no person has made any statement or representation to the Company regarding any fact relied upon by the Company in entering into this Agreement and the Company specifically does not rely upon any such statement or representation of any other person in executing this Agreement.

12. Post-Closing Covenants. Within fourteen (14) days after the date hereof, the Harmer Group shall provide ZAGG with the following:

(a)           Evidence reasonably satisfactory to ZAGG that the liens reflected in item 13 in Section 2, Schedule B of the Wolf Creek Title Report, and item 11 in Schedule C of the Weatherford Title Report, have been terminated and reconveyed.

(b)           Evidence reasonably satisfactory to ZAGG that Harmer has recorded Lot License 1 and Lot License 2 in the official records of the City of Weatherford, Parker County, Texas.

(c)           Evidence reasonably satisfactory to ZAGG that the deeds of trust to be recorded in respect of Lot License 1 and Lot License 2 will, when recorded, constitute first priority liens and encumbrances on Lot License 1 and Lot License 2 and all of Harmer’s interest therein.

(d)           A copy of a filed UCC-3 Termination Statement terminating that certain security interest held by SGG Investors, LLC in and to the assets of Holdings, and filed as UCC Filing No. 375904201033.

(e)           Evidence reasonably satisfactory to ZAGG that SR Funding has assigned to Holdings any and all profits interests held by SR Funding under the Mesquite Joint Venture Agreement and the La Quinta Joint Venture Agreement and all rights of SR Funding under the La Quinta Participant Lender Agreement.

(f)           Evidence reasonably satisfactory to ZAGG that SR Funding has consented to Harmer’s assignment to Holdings of any and all interest held by Harmer in the Mesquite Joint Venture Agreement and the La Quinta Joint Venture Agreement.

(g)           Evidence reasonably satisfactory to ZAGG that Managing Trustee of the Silver Lake Trust has consented to the Harmer Trust’s pledge of the Silver Lake Shares to ZAGG.

(h)           Evidence reasonably satisfactory to ZAGG that Harmer has acquired 100% of the membership interests of Holdings, free and clear of any liens or encumbrances.

(i)           The original certificates for the Celio Shares, together with a duly executed stock power.

(j)           The original Celio Warrants, together with a duly executed stock power.

(k)           Evidence reasonably satisfactory to ZAGG that any and all consents necessary for the effective assignment of any membership interests, shares, partnership interests, or other interests formerly held by Harmer or any of his affiliates and transferred to Holdings in connection with this Settlement Agreement have been obtained.

13. Tax Consequences.  In connection with the payment of the amounts specified in Section 2 of this Agreement, the Company makes no representation as to the tax consequences or liability arising from said payment. The Parties understand and agree that any tax consequences or liability inuring to the Harmer Group arising from this payment shall be solely the responsibility of the members of the Harmer Group, and that the Company shall not be responsible for any such consequences or liability.

14. Indemnity.

(a)            Indemnification by the Harmer Group. The Harmer Group covenants and agrees to indemnify and hold harmless the ZAGG from and against any and all claims, obligations, liabilities, judgments, damages, losses, taxes, costs, attorneys’ fees, and expenses (and all claims with respect to any of the foregoing) (“Losses”) which the ZAGG may suffer or incur as a result of or in connection with (i) any untrue representation of or breach of warranty by the Harmer Group in this Agreement, or (ii) the breach of or nonfulfillment of any covenant, agreement, or undertaking of the Harmer Group in this Agreement.

(b)           Indemnification by ZAGG. ZAGG covenants and agrees to indemnify and hold harmless the Harmer Group from and against any and all Losses which the Harmer Group may suffer or incur as a result of or in connection with (i) any untrue representation of or breach of warranty by ZAGG in this Agreement, or (ii) the breach of or nonfulfillment of any covenant, agreement or undertaking of ZAGG in this Agreement.

(c)           Matters Involving Third Parties.

(i)           ZAGG, its affiliates and their respective officers, directors, employees, agents and representatives (the “Indemnitees”) shall promptly give written notice to the Harmer Group of any claim by a third party (a “Third Party Claim”) which might give rise to any Loss by the Indemnitees, stating the nature and basis of such Third Party Claim and the amount thereof to the extent known; provided, however, that no delay on the part of the Indemnitees in notifying the Harmer Group shall relieve the Harmer Group from any liability or obligations hereunder unless (and then solely to the extent) the Harmer Group thereby is prejudiced by the delay.  Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, but not limited to, any summons, complaint or other pleading which may have been served, any written demand or any other document or instrument.

(ii)           If the Harmer Group acknowledges in a writing delivered to the Indemnitees that the Harmer Group shall be obligated under the terms of its indemnification obligations hereunder in connection with such Third Party Claim, then the Harmer Group shall have the right to assume the defense of any Third Party Claim at its own expense and by its own counsel, which counsel shall be reasonably satisfactory to the Indemnitees; provided, however, that the Harmer Group shall not have the right to assume the defense of any Third Party Claim, notwithstanding the giving of such written acknowledgement, if (i) the Indemnitees shall have one or more legal or equitable defenses available to them which are different from or in addition to those available to the Harmer Group, and, in the opinion of the Indemnitees, counsel for the Harmer Group could not adequately represent the interests of the Indemnitees because such interests could be in conflict with those of the Harmer Group, (ii) such Third Party Claim is reasonably likely to have an effect on any other matter beyond the scope of the indemnification obligation of the Harmer Group or (iii) the Harmer Group shall not have assumed the defense of the Third-Party Claim in a timely fashion.

(iii)           If the Harmer Group does not exercise its right to assume the defense of a Third-Party Claim by giving the written acknowledgement referred to in Section 14(c)(ii), or is otherwise restricted from so assuming by the proviso to Section 14(c)(ii), the Harmer Group shall nevertheless be entitled to participate in such defense with its own counsel and at its own expense; and in any such case, the Indemnitees may assume the defense of the Third-Party Claim, with counsel which shall be reasonably satisfactory to the Harmer Group, and shall act reasonably and in accordance with their good faith business judgment and shall not effect any settlement without the consent of the Indemnitees, which consent shall not unreasonably be withheld or delayed.

(iv)           If the Harmer Group exercises its right to assume the defense of a Third-Party Claim, it shall not make any settlement of any claims without obtaining in connection therewith a full release of the Indemnitees, in form and substance reasonably satisfactory to the Indemnitees.

15. Consideration.  The Parties hereto acknowledge and agree that good and valuable consideration has been given for the covenants and agreements set forth herein and that each Party has been fully advised (to the extent that they have deemed necessary) regarding this Agreement and their respective claims by competent legal counsel of their choosing.

16. No Admission of Liability.  The Parties hereto agree that this Agreement is entered into in settlement of disputed claims, and execution of this Agreement and the performance of the obligations hereunder shall not be deemed to be an admission of liability or an admission against interest by any Party hereto.

17. Nonassignment of Claims.  The Parties, and each of them, warrant and represent that there has been no assignment, sale, pledge, hypothecation, or transfer of any of the claims being released hereby and that they are the sole owners of those claims, and that their execution of this Agreement constitutes a full and complete release and discharge of those claims.

18. Full and Independent Knowledge.  Each Party hereto represents that it has been represented by an attorney in connection with the preparation and review of this Agreement, that its representative has specifically discussed with its attorney the meaning and effect of this Agreement and that its representative has carefully read and understands the scope and effect of each provision contained herein.  Each Party further represents that it does not rely, and has not relied upon, any representation or statement made by the other Party hereto or any of its representatives with regard to the subject matter, basis or effect of this Agreement and has voluntarily entered into this Agreement.

19. Successors.  This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors, and assigns of each of the Parties.

20. Preparation of this Agreement and Construction of its Terms.  The Parties agree that each of them have, through their attorneys, participated in and contributed to the preparation of this Agreement.  The Parties agree that this Agreement shall be regarded and deemed as having been prepared jointly by the Parties hereto.  Any ambiguity or uncertainty existing herein shall not be interpreted or construed against any Party by virtue of who may have drafted such provision.

21. Amendment to this Agreement.  This Agreement may not be altered, amended, modified, or otherwise changed in any respect or particular whatsoever except by a writing executed by an authorized representative of each Party hereto.

22. Further Assurances.  Each of the Parties, without further consideration, agrees to execute and deliver such other documents and take such other action as may be necessary to consummate more effectively the subject matter hereof.

23. Execution in Counterparts.  The Parties hereto agree that this Agreement may be executed in counterparts and that it is the intent of the Parties that the copy signed by a Party will be fully enforceable against said Party, and all signed counterparts shall be deemed to be an original.  A faxed signature shall have the same effect as though it were signed in the original.

24. Authorization.  Any person signing this Agreement or any Exhibit hereto for or on behalf of an entity other than a natural person does by said signature warrant that he or she is duly authorized by said entity to undertake such action on its behalf, and that such signature is the valid and binding act of that entity.

25. Governing Law; Jurisdiction.  This Agreement shall be construed in accordance with, and all disputes hereunder shall be governed by, the laws of the State of Utah, without regard to Utah’s principles of conflicts of laws.  The Parties hereto consent to the exclusive jurisdiction of the state and federal courts of the State of Utah for the resolution of any dispute that may arise regarding this Agreement, including for the enforcement, interpretation, rescission or termination of any provision hereof.  The Parties covenant and agree that any such claim asserted in any jurisdiction other than the courts of the State of Utah shall, upon application of a Party hereto, be dismissed immediately in favor of the pursuit of an action in the courts of the State of Utah.

26. Attorneys’ Fees.  If any action is brought because of any breach of or to enforce, interpret, rescind, or terminate any of the provisions of this Agreement or the any of the Exhibits hereto, the Party or Parties prevailing in such action shall be entitled to recover from the other Party or Parties reasonable attorneys’ fees and court costs incurred in connection with such action, the amount of which shall be fixed by the court and made a part of any judgment rendered.

27. Severability.  Should any part, term, or provision of this Agreement be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms, and provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be part of this Agreement.

28. Entire Agreement.  This Agreement sets forth the entire agreement between the Parties and supersedes any and all prior agreement or understandings between the Parties pertaining to the subject matter hereof.

29. Waiver.  Acceptance by either Party of any performance less than required hereby shall not be deemed to be a waiver of the rights of such Party to enforce all of the terms and conditions hereof.  No waiver of any such right hereunder shall be binding unless reduced to writing and signed by the Party to be charged therewith.

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[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first shown above.

Teleportall:	Teleportall, LLC

	By:	/s/
Print Name:
Its:

Holdings:	Harmer Holdings, LLC

	By:	/s/
Print Name:
Its:

Global:	Global Industrial Services Limited

	By:	/s/
Print Name:
Its:

Harmer:

/s/
Lorence Harmer

ZAGG:	ZAGG Incorporated

	By:	/s/
Print Name:
Its:

EXHIBIT A

[Promissory Note]

EXHIBIT B

[Deeds of Trust]

EXHIBIT C

[Collateral Assignment of Harmer Holdings membership interests for rights in the LaQuinta, Mesquite, Oquirrh Mountain Ranch,
Hidden Valley I, Draper and Pineview Village properties, and Celio Shares and Warrants]

EXHIBIT D

[Collateral Assignment for Merrill Lynch account]

EXHIBIT E

[Securities Pledge Agreement for the Collateral Shares]

EXHIBIT F

[Teleportall Commission Agreement]

EXHIBIT G

[License Agreement]

EXHIBIT H

[10b-5 Plan]

EXHIBIT I

[Wolfcreek Property Legal Description]

EXHIBIT J

[Weatherford Property Legal Description]

EXHIBIT K

[Mesquite Property Legal Description]

EXHIBIT L

[La Quinta Property Legal Description]

EXHIBIT M

[Draper Property Legal Description]

EXHIBIT N

[Hidden Valley Property Legal Description]

EXHIBIT O

[Oquirrh Mountain Property Legal Description]

EXHIBIT P

[Pineview Property Legal Description]